Exhibit 99.1

Investor Contact:
Mary Lai
Investor Relations
SYNNEX Corporation
marylai@synnex.com
(510) 668-8436

SYNNEX Corporation Reports Third Quarter Fiscal 2018 Results

Fremont, Calif., - October 3, 2018 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2018.

	Q3 FY18	Q3 FY17	Net change
Revenue ($M)	$4,907	$4,277	14.7%
Operating income ($M)	$116.9	$122.2	(4.4)%
Non-GAAP operating income ($M)(1)	$162.7	$139.9	16.2%
Operating margin	2.38%	2.86%	(48) bps
Non-GAAP operating margin(1)	3.32%	3.27%	5 bps
Net income ($M)	$69.3	$75.2	(7.8)%
Non-GAAP net income ($M)(1)	$102.3	$86.8	17.8%
Diluted EPS	$1.74	$1.87	(7.0)%
Non-GAAP Diluted EPS(1)	$2.57	$2.16	19.0%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.

“We saw continued momentum in both of our business segments that resulted in record third quarter performance,” said Dennis Polk, President and Chief Executive Officer, SYNNEX Corporation. “Our focus on profitable growth and leveraging the strategic investments we’ve made in our business drove solid margin and earnings expansion.”

“We are also excited about the expected close of the Convergys acquisition on October 5th. The talented and dedicated global associates of Convergys will significantly amplify Concentrix and our value proposition,” Mr. Polk added. “We look forward to the growth and value that the combination of these two companies will create, and it will enhance our leadership position as a premier global customer engagement services company.”

Third Quarter Fiscal 2018 Highlights:

•
Technology Solutions: Revenue was $4.4 billion, up 17% from the prior fiscal year third quarter. Operating income was $105 million, or 2.4% of segment revenue, compared to $100 million, or 2.6% of segment revenue, in the prior fiscal year third quarter. Non-GAAP operating income was $120 million, or 2.7% of segment revenue, in the fiscal third quarter of 2018, compared to $101 million, or 2.7% of segment revenue, in the prior fiscal year third quarter.

•
Concentrix: Revenue was $492 million, down 1% from the prior fiscal year third quarter. Operating income was $12 million, or 2.5% of segment revenue, compared to $22 million, or 4.5% of segment revenue in the prior fiscal year third quarter. Non-GAAP operating income was $43 million, or 8.7% of segment revenue, in the fiscal third quarter of 2018, compared to $39 million, or 7.8% of segment revenue, in the prior fiscal year third quarter.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 8.5% compared to 10.8% in the prior fiscal year third quarter. The adjusted trailing fiscal four quarters ROIC was 10.9%.

•
The debt to capitalization ratio was 43.9%, up from 32.1% in the prior fiscal year third quarter, primarily as a result of the Westcon-Comstor Americas acquisition in the fiscal fourth quarter of 2017.

•	Depreciation and amortization were $23 million and $26 million, respectively.

•	Cash used in operations was approximately $103 million during the quarter.
Fourth Quarter Fiscal 2018 Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2018 fourth quarter, including the impact of the planned Convergys acquisition. Non-GAAP financial measures exclude the amortization of intangibles, acquisition-related and integration expenses and the related tax effect thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.2 billion to $5.4 billion.

•	Net income is expected to be in the range of $48.3 million to $57.9 million and on a Non-GAAP basis, net income is expected to be in the range of $136.8 million to $146.4 million.

•	Diluted earnings per share is expected to be in the range of $1.02 to $1.23 and on a Non-GAAP basis, diluted earnings per share is expected to be in the range of $2.90 to $3.10.

•	After-tax amortization of intangibles is expected to be $49.8 million, or $1.05 per share and after-tax acquisition-related and integration expenses are expected to be $38.7 million, $0.82 per share.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A live audio webcast of the call will be available at https://ir.synnex.com. The conference call will also be available via telephone by dialing (866) 393-4306 in North America or (734) 385-2616 for international callers. The passcode for the call is “SNX.” A replay of the webcast will be available at https://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX
SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
About Concentrix
Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a leading business services company. We focus on customer engagement and improving business outcomes for over 450 global clients across many continents. Our 100,000+ staff deliver technology-infused, omni-channel customer experience management, marketing optimization, digital, consulting, analytics and back office solutions in 40+ languages from 125+ delivery centers. We serve automotive; banking and financial services; insurance; healthcare; technology; consumer electronics; media and communications; retail and ecommerce; travel and transportation; and energy and public sector clients. Visit http://www.concentrix.com to learn more.

Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of a provisional adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes an estimated transition tax on accumulated overseas profits and the estimated remeasurement of deferred tax assets and liabilities to the new U.S. tax rate. These estimates may be impacted by new guidance issued by regulators, additional information obtained related to earnings and profits in foreign jurisdictions and the impact of our financial position as of the measurement date of November 30, 2018. SYNNEX expects the accounting for the tax effects of the Tax Cuts and Jobs Act will be completed during the one-year measurement period.
Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2018 fourth quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, tax rate, after-tax amortization of intangibles, and after-tax acquisition-related and integration expenses, as well as statements regarding currency impact, the anticipated benefits of the non-GAAP financial measures, estimates related to the Tax Cuts and Jobs Act of 2017, as well as expectations relating to the accounting thereof, tax rate, expected close of the Convergys acquisition, and impact, including growth, leverage and other benefits, in connection with the planned Convergys acquisition, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the timing of the close and estimated financial impact of the Convergys transaction, the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2017 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2018 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SYNNEX Corporation
Consolidated Balance Sheets
(currency and share amounts in thousands, except for per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	August 31, 2018	November 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$203,988	$550,688
Restricted cash	6,850	5,837
Short-term investments	3,321	5,475
Accounts receivable, net	2,951,011	2,846,371
Receivable from related parties	32	77
Inventories	2,040,103	2,162,626
Other current assets	199,891	168,704
Total current assets	5,405,197	5,739,778
Property and equipment, net	343,548	346,589
Goodwill	853,914	872,641
Intangible assets, net	497,013	583,051
Deferred tax assets	31,802	31,687
Other assets	126,829	124,780
Total assets	$7,258,302	$7,698,526

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$732,272	$805,471
Accounts payable	2,214,040	2,626,720
Payable to related parties	21,099	16,888
Accrued compensation and benefits	193,502	204,665
Other accrued liabilities	380,268	354,104
Income taxes payable	40,818	33,359
Total current liabilities	3,581,999	4,041,207
Long-term borrowings	1,090,654	1,136,089
Other long-term liabilities	170,414	124,008
Deferred tax liabilities	87,873	113,527
Total liabilities	4,930,940	5,414,831
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 41,193 and 41,092 shares issued as of August 31, 2018 and November 30, 2017, respectively	41	41
Additional paid-in capital	488,538	467,948
Treasury stock, 1,985 and 1,419 shares as of August 31, 2018 and November 30, 2017, respectively	(134,841)	(77,133)
Accumulated other comprehensive income (loss)	(126,721)	(61,919)
Retained earnings	2,100,345	1,954,758
Total stockholders' equity	2,327,362	2,283,695
Total liabilities and equity	$7,258,302	$7,698,526

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Revenue:
Products	$4,419,097	$3,784,599	$12,954,255	$10,289,463
Services	487,513	492,087	1,477,308	1,444,360
Total revenue	4,906,610	4,276,686	14,431,562	11,733,823
Cost of revenue:
Products	(4,165,118)	(3,590,007)	(12,228,350)	(9,736,190)
Services	(308,322)	(311,735)	(926,998)	(908,661)
Gross profit	433,170	374,944	1,276,215	1,088,972
Selling, general and administrative expenses	(316,274)	(252,728)	(923,449)	(739,867)
Operating income	116,896	122,216	352,766	349,105
Interest expense and finance charges, net	(20,058)	(9,754)	(53,884)	(26,898)
Other income (expense), net	(872)	1,854	(3,497)	1,325
Income before income taxes	95,966	114,316	295,385	323,532
Provision for income taxes	(26,675)	(39,153)	(107,968)	(113,432)
Net income	$69,291	$75,163	$187,417	$210,100
Earnings per common share:
Basic	$1.75	$1.88	$4.70	$5.27
Diluted	$1.74	$1.87	$4.67	$5.24
Weighted-average common shares outstanding:
Basic	39,254	39,563	39,483	39,530
Diluted	39,475	39,748	39,730	39,722
Cash dividends declared per share	$0.35	$0.25	$1.05	$0.75

SYNNEX Corporation
Segment Information
(currency in thousands)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Revenue:
Technology Solutions	$4,419,109	$3,784,678	$12,954,337	$10,289,694
Concentrix	491,882	495,974	1,490,865	1,455,817
Inter-segment elimination	(4,382)	(3,966)	(13,639)	(11,688)
Consolidated	$4,906,610	$4,276,686	$14,431,562	$11,733,823

Operating income:
Technology Solutions	$104,828	$99,968	$283,351	$282,094
Concentrix	12,068	22,248	69,415	66,989
Inter-segment elimination	—	—	—	22
Consolidated	$116,896	$122,216	$352,766	$349,105

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(Amounts may not add due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Revenue in Constant Currency
Consolidated
Revenue	$4,906,610	$4,276,686	$14,431,562	$11,733,823
Foreign currency translation	10,733		(63,162)
Revenue in constant currency	$4,917,343	$4,276,686	$14,368,400	$11,733,823

Technology Solutions
Segment revenue	$4,419,109	$3,784,678	$12,954,337	$10,289,694
Foreign currency translation	5,704		(45,554)
Revenue in constant currency	$4,424,813	$3,784,678	$12,908,783	$10,289,694

Concentrix
Segment revenue	$491,882	$495,974	$1,490,865	$1,455,817
Foreign currency translation	5,029		(17,608)
Revenue in constant currency	$496,911	$495,974	$1,473,257	$1,455,817

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$316,274	$252,728	$923,449	$739,867
Acquisition-related and integration expenses	19,568	1,026	23,419	1,637
Amortization of intangibles	25,777	16,268	77,882	47,984
Adjusted selling, general and administrative expenses	$270,929	$235,434	$822,148	$690,246

Technology Solutions
GAAP selling, general and administrative expenses	$149,163	$94,702	$442,630	$271,407
Acquisition-related and integration expenses	2,498	705	6,349	705
Amortization of intangibles	12,524	656	37,802	1,961
Adjusted selling, general and administrative expenses	$134,141	$93,341	$398,479	$268,741

Concentrix
GAAP selling, general and administrative expenses	$168,984	$159,728	$486,120	$474,132
Acquisition-related and integration expenses	17,070	321	17,070	932
Amortization of intangibles	13,253	15,612	40,080	46,023
Adjusted selling, general and administrative expenses	$138,661	$143,795	$428,970	$427,177

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Operating income and Operating margin
Consolidated
Revenue	$4,906,610	$4,276,686	$14,431,562	$11,733,823

GAAP operating income	$116,896	$122,216	$352,766	$349,105
Acquisition-related and integration expenses	19,568	1,026	23,419	1,637
Amortization of intangibles	26,197	16,688	79,183	49,244
Non-GAAP operating income	$162,661	$139,930	$455,368	$399,986
Depreciation	22,511	20,185	67,031	59,058
Adjusted EBITDA	$185,172	$160,115	$522,399	$459,044

GAAP operating margin	2.38%	2.86%	2.44%	2.98%
Non-GAAP operating margin	3.32%	3.27%	3.16%	3.41%

Technology Solutions
Segment revenue	$4,419,109	$3,784,678	$12,954,337	$10,289,694

GAAP operating income	$104,828	$99,968	$283,351	$282,094
Acquisition-related and integration expenses	2,498	705	6,349	705
Amortization of intangibles	12,524	656	37,802	1,961
Non-GAAP operating income	$119,850	$101,329	$327,502	$284,760
Depreciation	5,212	3,530	15,056	10,408
Adjusted EBITDA	$125,062	$104,859	$342,558	$295,168

GAAP operating margin	2.37%	2.64%	2.19%	2.74%
Non-GAAP operating margin	2.71%	2.68%	2.53%	2.77%

Concentrix
Segment revenue	$491,882	$495,974	$1,490,865	$1,455,817

GAAP operating income	$12,068	$22,248	$69,415	$66,989
Acquisition-related and integration expenses	17,070	321	17,070	932
Amortization of intangibles	13,673	16,032	41,381	47,283
Non-GAAP operating income	$42,811	$38,601	$127,866	$115,204
Depreciation	17,299	16,655	51,975	48,673
Adjusted EBITDA	$60,110	$55,256	$179,841	$163,877

GAAP operating margin	2.45%	4.49%	4.66%	4.60%
Non-GAAP operating margin	8.70%	7.78%	8.58%	7.91%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Net income
Net income	$69,291	$75,163	$187,417	$210,100
Acquisition-related and integration expenses	19,568	1,026	20,785	1,637
Amortization of intangibles	26,197	16,688	79,183	49,244
Income taxes related to the above(1)	(12,798)	(6,064)	(28,181)	(17,839)
U.S. tax reform adjustment	—	—	24,701	—
Non-GAAP net income	$102,258	$86,813	$283,905	$243,142

Diluted earnings per common share ("EPS")(2)
Net income	$69,291	$75,163	$187,417	$210,100
Less: net income allocated to participating securities	(665)	(686)	(1,741)	(1,943)
Net income attributable to common stockholders	68,626	74,477	185,676	208,157
Acquisition-related and integration expenses attributable to common stockholders	19,381	1,017	20,593	1,622
Amortization of intangibles attributable to common stockholders	25,947	16,535	78,450	48,787
Income taxes related to the above attributable to common stockholders(1)	(12,676)	(6,009)	(27,920)	(17,673)
U.S. tax reform adjustment attributable to common stockholders	—	—	24,472	—
Non-GAAP net income attributable to common stockholders	$101,279	$86,020	$281,271	$240,893

Weighted-average number of common shares - diluted:	39,475	39,748	39,730	39,722

Diluted EPS(2)	$1.74	$1.87	$4.67	$5.24
Acquisition-related and integration expenses	0.49	0.03	0.52	0.04
Amortization of intangibles	0.66	0.42	1.97	1.23
Income taxes related to the above(1)	(0.32)	(0.15)	(0.70)	(0.44)
U.S. tax reform adjustment	—	—	0.62	—
Non-GAAP Diluted EPS	$2.57	$2.16	$7.08	$6.06

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(Amounts may not add due to rounding)
(continued)

	Forecast
	Three Months Ending November 30, 2018
	Low	High
Net income
Net income	$48.3	$57.9
Acquisition-related and integration expenses	52.2	52.2
Amortization of intangibles	66.1	66.1
Income taxes related to the above(1)	(29.8)	(29.8)
Non-GAAP net income	$136.8	$146.4

Diluted EPS(2)	$1.02	$1.23
Acquisition-related and integration expenses	1.11	1.11
Amortization of intangibles	1.40	1.40
Income taxes related to the above(1)	(0.63)	(0.63)
Non-GAAP Diluted EPS	$2.90	$3.10
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to date tax rate during the respective fiscal years, except for acquisition-related and integration expenses and amortization of intangibles for the three months ending November 30, 2018, which was calculated by estimating the tax deductible portion of these expenses and applying the entity-specific tax rates. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% and 0.9% of Net income for the three and nine months ended August 31, 2018, respectively and approximately 0.9% of Net income for both the three and nine months ended August 31, 2017. Net income allocable to participating securities is estimated to be approximately 0.8% of the forecast Net income for the three months ending November 30, 2018.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(Amounts may not add or compute due to rounding)

ROIC

	August 31, 2018	August 31, 2017
ROIC
Operating income (trailing fiscal four quarters)	$512,626	$479,745
Income taxes on operating income(1)	(185,645)	(162,241)
Operating income after taxes	326,981	317,504

Total borrowings, excluding book overdraft (last five quarters average)	$1,684,413	$982,084
Total equity (last five quarters average)	2,290,968	2,054,776
Less: U.S. cash and cash equivalents (last five quarters average)	(114,037)	(85,189)
Total invested capital	3,861,344	2,951,671

ROIC	8.5%	10.8%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$648,309	$556,071
Income taxes on Non-GAAP operating income(1)	(196,784)	(187,841)
Non-GAAP operating income after taxes	451,525	368,230

Total invested capital	$3,861,344	$2,951,671
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	279,106	194,195
Total Non-GAAP invested capital	4,140,450	3,145,866

Adjusted ROIC	10.9%	11.7%
(1) Income taxes on GAAP and non-GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. The effective tax rate for non-GAAP operating income in fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Capitalization

		August 31, 2018	August 31, 2017
Total borrowings, excluding book overdraft	(a)	$1,821,617	$1,049,605
Total equity	(b)	2,327,362	2,216,871
Debt to capitalization	(a)/((a)+(b))	43.9%	32.1%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(Amounts may not add or compute due to rounding)
(continued)

Cash Conversion Cycle

		Three Months Ended
		August 31, 2018	August 31, 2017
Days sales outstanding
Revenue (products and services)	(a)	$4,906,610	$4,276,686
Accounts receivable, including receivable from related parties	(b)	2,951,043	1,861,481
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	55	40

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,473,440	$3,901,742
Inventories	(e)	2,040,103	2,242,083
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	42	53

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,473,440	$3,901,742
Accounts payable, including payable to related parties	(h)	2,235,139	1,804,110
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	46	43

Cash conversion cycle	(j) = (c)+(f)-(i)	51	50